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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

NTS-PROPERTIES V, A MARYLAND LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Maryland	0-13400	61-1051452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On December 17, 2004, NTS Realty Holdings Limited Partnership (the "Company") issued a press release in connection with the Company's proposed merger with NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland Limited Partnership, NTS-Properties VI, a Maryland Limited Partnership, and NTS-Properties VII, Ltd. The Company announced, among other things, that the American Stock Exchange has approved the Company's application to list its partnership units (the "Units") under the trading symbol "NLP" and that the Company estimates that it will make a distribution of approximately $0.50 per Unit during the first twelve months after the merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired: N/A

  (b)
  Pro Forma Financial Information: N/A

  (c)
  Exhibits:
Exhibit No.	Description
99.1	Press release of NTS Realty Holdings Limited Partnership, dated December 17, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS-PROPERTIES V, a MARYLAND LIMITED PARTNERSHIP
Date: December 17, 2004	By:	NTS-Properties Associates V
	Its:	General Partner
	By:	NTS Capital Corporation
	Its:	General Partner
By: /s/ GREGORY A. WELLS Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of NTS Realty Holdings Limited Partnership, dated December 17, 2004

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SIGNATURES
EXHIBIT INDEX